Exhibit 10.5

MICROSOFT CORPORATION

STOCK OPTION PLAN

FOR CONSULTANTS AND ADVISORS

(as amended and restated as of November 15, 2004)

1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and maintain a long-term relationship with the best available consultants and advisors, to provide additional incentive to such individuals, and to promote the success of the Company’s business. Options granted hereunder shall be Nonqualified Stock Options, and shall be evidenced by written Stock Option Agreements.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Board” shall mean the Committee, if such Committee has been appointed, or the Board of Directors of the Company, if such Committee has not been appointed.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Committee” shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

(d) “Common Stock” shall mean the common stock of Microsoft Corporation.

(e) “Company” shall mean Microsoft Corporation, a Washington corporation.

(f) “Continuous Status as a Consultant or Advisor” shall mean the absence of any interruption, expiration, or termination of an Optionee’s consulting or advisory relationship with the Company. Continuous Status as a Consultant or Advisor shall not be considered interrupted in the case of any temporary interruption in such person’s availability to provide services to the Company which has been authorized in writing by a Vice President of the Company prior to its commencement; provided, however, that the Company may require suspension of vesting in such cases. Continuous Status as a Consultant or Advisor shall not be considered terminated if such person accepts employment with the Company, and thereafter a person’s Continuous Status as an Employee, and the effects of an interruption or termination thereof (including by reason of death or disability), shall be determined with reference to the Company’s 1991 Stock Option Plan.

(g) “Nonqualified Stock Option” shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(h) “Option” shall mean a stock option granted pursuant to the Plan.

(i) “Optioned Stock” shall mean the Common Stock subject to an Option.

(j) “Optionee” shall mean any consultant or advisor who receives an Option.

(k) “Plan” shall mean this Stock Option Plan for Consultants and Advisors.

(l) “Share” shall mean one share of Common Stock, as adjusted in accordance with Section 11 of the Plan.

3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 4,802,233 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

4. Administration of the Plan.

(a) Procedure. The Plan shall be administered by the Board of Directors of the Company.

(1) The Board of Directors may appoint a Committee, consisting of not less than two members of the Board of Directors, to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, such Committee shall continue to serve until otherwise directed by the Board of Directors.

(2) The Board of Directors may, from time to time, increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

(b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Nonqualified Stock Options; (ii) to determine, in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (iii) to determine, in accordance with Section 8(a) of the Plan, the exercise price per share of Options to be granted, (iv) to determine the individuals to whom, and the time or times at which, options shall be granted and the number of Shares to be represented by each Option; (v) to interpret the Plan and the terms of Options; (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend any Option; (viii) to reduce the exercise price per share of outstanding and unexercised Options; (ix) to accelerate or defer (with the consent of the Optionee) the vesting or exercise date of any Option; (x) to authorize any person to execute, on behalf of the Company, any instrument required to effectuate the grant of an Option previously granted by the Board; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan; provided that, no consent of an Optionee is necessary under clauses (vii) or (ix) if the modification, amendment, acceleration, or deferral in the reasonable judgment of the Board confers a benefit upon the Optionee, or is made pursuant to an adjustment in accordance with Section 11.

(c) Effect of Board’s Decision. All decisions, determinations, and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

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5. Eligibility.

(a) Options may be granted to consultants and advisors who provide consulting services to the Company. In no event shall any employees (full-time or part-time) of the Company be eligible for the grant of an Option under the Plan. Notwithstanding the foregoing, the fact that an Optionee subsequently becomes an employee of the Company shall not affect such Optionee’s Option, so long as the Optionee’s Continuous Status as a Consultant or Advisor was uninterrupted prior to his or her commencement of employment with the Company.

(b) Nothing in the Plan or any Option granted hereunder shall confer upon any Optionee any right to continue or require the continuance of the Optionee’s consulting or advisory relationship with the Company, nor shall it interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

6. Term of Plan. The Plan shall become effective upon its adoption by the Board and shall continue in effect for ten (10) years, unless sooner terminated under Section 14 of the Plan.

7. Term of Option. The term of each Option shall be no more than ten (10) years from the date of grant.

8. Exercise Price and Consideration.

(a) The per Share exercise price under each Option shall be such price as is determined by the Board, which price may be less than, equal to, or greater than the fair market value per Share on the date of grant.

(b) The fair market value per Share shall be the closing price per share of the Common Stock on the National Association of Securities Dealers Automated Quotation (“NASDAQ”) National Market System on the date of grant. If the Common Stock ceases to be listed on the NASDAQ National Market System, the Board shall designate an alternative method of determining the fair market value of the Common Stock.

(c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board at the time of grant and may consist of cash and/or check. Payment may also be made by delivering a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds necessary to pay the exercise price.

(d) Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay any federal, state, and local withholding obligations of the Company, if applicable.

9. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board at the time of grant, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share.

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An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

The exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Consulting Relationship with Optionee. In the event of termination of an Optionee’s Continuous Status as a Consultant or Advisor, such Optionee may exercise stock options to the extent exercisable on the date of termination. Such exercise must occur within three (3) months (or such shorter time as may be specified in the grant), after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement). To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or does not exercise such Option within the time specified herein, the Option shall terminate.

(c) Termination of Consulting Relationship Due to Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee’s Continuous Status as a Consultant or Advisor as a result of total and permanent disability (i.e., the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of twelve (12) months), such Optionee may exercise stock options to the extent exercisable on the date of termination. Such exercise must occur within eighteen (18) months (or such shorter time as may be specified in the grant), after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement). To the extent that the Optionee was not entitled to exercise such Option within the time specified herein, the Option shall terminate.

(d) Death of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of the death of an Optionee:

(i) who is at the time of death a consultant or advisor to the Company, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s Personal Representative or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued as of the date of death; or

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(ii) whose Option has not yet expired, but whose Continuous Status as a Consultant or Advisor terminated prior to the date of death, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s Personal Representative or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

(e) Notwithstanding subsections (b), (c), and (d) above, the Board shall have the authority to extend the expiration date of any outstanding option in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an option beyond the date on which the option would have expired if no termination of the Optionee’s Continuous Status as a Consultant or Advisor had occurred).

10. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

11. Adjustments Upon Changes in Capitalization or Merger. If any change is made to the Shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Shares as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, and (ii) the number and/or class of securities and/or the price per share covered by outstanding Options under the Plan. The Board may also make adjustments described in (i)-(ii) of the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend. In determining adjustments to be made under this Section 11, the Board may take into account such factors as it deems appropriate, including (i) the restrictions of applicable law, (ii) the potential tax consequences of an adjustment, and (iii) the possibility that some Optionees might receive an adjustment and a distribution or other unintended benefit, and in light of such factors or circumstances may make adjustments that are not uniform or proportionate among outstanding Options, modify vesting dates, defer the delivery of stock certificates or make other equitable adjustments. Any such adjustments to outstanding Options will be effected in a manner that precludes the enlargement of rights and benefits under such Options. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, made by the Board shall be final, binding and conclusive. For purposes of this Section 11, conversion of any convertible securities of the Company shall not be deemed to have been effected “without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reasons thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise an Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted

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by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the Option or to substitute an equivalent option, in which case the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each consultant or advisor to whom an Option is so granted within a reasonable time after the date of such grant.

13. Substitutions and Assumptions. The Board shall have the right to substitute or assume Options in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 3 may be increased by the corresponding number of Options assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Options before and after the substitution.

14. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable.

(b) Effect of Amendment or Termination. Except as otherwise provided in Sections 4 and 11, any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

15. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant to thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

16. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

[The number of shares in Section 3 has been adjusted to reflect the 3-for-2 stock split in June 1992, the 2-for-1 stock splits in May 1994, November 1996, February 1998, March 1999 and February 2003, and the adjustments related to the special dividend payable December 2, 2004 to shareholders of record on November 17, 2004.]

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